                                                                     EXHIBIT 2.1

                PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     This Plan of Reorganization and Agreement of Merger entered into as of this 24th day of May, 1996 (the "Reorganization Plan"), by and among GILMER
     ----
     COUNTY BANK, Ellijay, Georgia, a banking corporation organized under the laws of the State of Georgia (the "Bank"), APPALACHIAN BANCSHARES, INC., a Georgia corporation (the "Holding Company") and GILMER INTERIM, INC., a Georgia corporation (the "Subsidiary"), (the Bank and the Subsidiary sometimes being referred to as the "Constituent Companies").

                              W I T N E S S E T H:

     WHEREAS, the authorized capital stock of the Bank consists of 2,000,000 shares of common stock, $5.00 par value ("Bank Common Stock"), of which 568,000 shares are issued and outstanding; and

     WHEREAS, the authorized capital stock of the Subsidiary consists of 50 shares of common stock, $5.00 par value ("Subsidiary Common Stock"), all of which are issued to the Holding Company; and

     WHEREAS, the authorized capital stock of the Holding Company consists of 20,000,000 shares of common stock, $5.00 par value ("Holding Company Common Stock"), of which 50 shares are issued and outstanding; and

     WHEREAS, the respective board of directors of the Bank and the Subsidiary deem it advisable and in the best interests of both Constituent Companies and their respective shareholders that the Subsidiary be merged with and into the Bank pursuant to the provisions of (S) 14-2-1101, et seq. of the Georgia
                                                  -- ---
Business Corporation Code (the "Corporation Code") and (S) 7-1-530, et seq.
                                                                    -- ---
of the Financial Institutions Code of Georgia ("Financial Institutions Code"), and the board of directors of each of the Constituent Companies has, by resolution, duly adopted and approved this Reorganization Plan; and

     WHEREAS, the board of directors of the Bank has directed that this Agreement be submitted to a vote of its shareholders at the Bank's Annual Meeting of Shareholders to be held on June 27, 1996 at 6:00 p.m. or at such date and time as designated by the board of directors (the "Annual Meeting"), and the board of directors of the Subsidiary has recommended the merger to its sole shareholder and directed that this Agreement be submitted to a vote of the sole shareholder of the Subsidiary, for the purpose of approving this Reorganization Plan; and

     WHEREAS, the board of directors of the Holding Company has approved and adopted this Reorganization Plan, and the Holding Company has agreed to join in and be bound thereby and to issue the shares of the Holding Company Common Stock which the shareholders of the Bank will be entitled to receive on and after the Effective Date (as defined herein) of the merger provided for herein; and

     WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations with respect thereto.

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     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for the purpose of stating the terms and conditions of such merger, the mode of carrying the same into effect, the manner of converting and exchanging the shares of the Constituent Companies into shares of the Bank or shares of the Holding Company, as the case may be, and other details and provisions deemed necessary or proper, the parties hereto agree as follows:

1.  MERGER
    ------

     Upon the merger ("Merger") becoming effective in accordance with the provisions of the Financial Institutions Code and the Corporation Code, the Subsidiary shall be merged into the Bank. The Bank shall be the surviving company ("Surviving Company") and its name shall continue to be "Gilmer County Bank." Except as specifically set forth herein, the identity, existence, purposes, powers, objects, rights, privileges, franchises and immunities of the Bank shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the Subsidiary shall be merged into the Bank, and the Bank shall be fully vested therewith. The separate and individual existence of the Subsidiary shall cease and terminate on the Effective Date.

2.  EFFECTIVE DATE OF THE MERGER
    ----------------------------

     Subject to the terms and upon satisfaction of all requirements of law and the conditions specified herein, including, among other conditions, receipt of approval of the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or its lawful delegate) and the Federal Deposit Insurance Corporation, the Merger shall become effective on the date that the Secretary of State of Georgia shall issue a certificate of merger with respect thereto in accordance with the provisions of the Financial Institutions Code and the Corporation Code (the "Effective Date").

3.  ARTICLES OF INCORPORATION, BYLAWS, OFFICERS, DIRECTORS AND CAPITAL STRUCTURE
    ----------------------------------------------------------------------------
    OF THE SURVIVING COMPANY
    ------------------------

     Upon consummation of the Merger:

     (a) The articles of incorporation of the Bank as in effect on the Effective Date shall be the articles of incorporation of the Surviving Company until changed as provided by law;

     (b) The by-laws of the Bank as in effect on the Effective Date shall be the by-laws of the Surviving Company until altered, amended or repealed; and

     (c) The officers and directors of the Bank on the Effective Date shall be the officers and directors of the Surviving Company and shall serve until their respective successors are elected or appointed pursuant to the by-Laws of the Surviving Company.

     (d) The capital structure of the Bank in existence on the Effective Date of the Merger shall not be altered or amended by the Merger and shall continue in effect as that of the Surviving Company.

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4.  MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK
    ------------------------------------------------------

     The manner of converting and exchanging the shares of the Bank Common Stock and Subsidiary Common Stock into shares of Holding Company Common Stock and shares of common stock of the Surviving Company, as the case may be, shall be as follows:

     (a) Each of the shares of Bank Common Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action of the part of the holders thereof, be converted into and exchanged for a number of shares of Holding Company Common Stock at the rate of one share of Holding Company Common Stock for each share of Bank Common Stock.

     (b) The shares of Subsidiary Common Stock outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for a number of shares of Common Stock of the Surviving Company equal to the number of shares of the Bank Common Stock outstanding immediately prior to the Effective Date.

     (c) From and after the Effective Date, each holder of any of the shares of Bank Common Stock to be converted as above provided shall be entitled, upon presentation and surrender to the Holding Company of the certificates representing such shares, to receive in exchange therefor certificates representing the number of shares of Holding Company Common Stock into which such shares have been converted, and said surrendered shares of the Bank shall be cancelled. Until so surrendered, each such outstanding certificate which prior to the Effective Date represented Bank Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence ownership of the number of shares of Holding Company Common Stock into which the same shall have been converted. Unless and until any such certificate shall be so surrendered, or unless otherwise required by law, the holder of such certificate shall not have any right to receive payment of any dividends or other distributions on shares of Holding Company Common Stock, to receive any notices sent by the Holding Company to its shareholders or to vote such shares.

5.  RIGHTS, DUTIES, ASSETS AND LIABILITIES OF THE SURVIVING COMPANY
    ---------------------------------------------------------------

     Upon the Effective Date, each and all of the rights, duties, liabilities and interests of the Bank and the Subsidiary, and all the assets of every kind and character, including all real and personal property and choses in action, thereunto belonging, shall be deemed to be transferred to and vested in the Surviving Company, without any deed, transfer or assignment, and the Surviving Company shall hold, enjoy and be subject to the same in the same manner and to the same extent as the Bank and the Subsidiary, respectively, had, held, owned, enjoyed, and were subject to the same.

     The rights of creditors of the Bank and the Subsidiary shall not be impaired in any manner by the Merger; nor shall any liability or obligation for the payment of any sums due or to become due, or any claim or demand in any matter or for any cause existing against such corporations, be in any manner released or impaired; and all the rights, obligations and relations of all the parties, creditors, depositors, and others shall remain unimpaired by the Merger. The Surviving Company shall succeed to the obligations, trusts and liabilities of the Constituent Companies, and shall be held liable to pay and discharge all such debts and liabilities and to perform all such trusts in the same manner as though the Surviving Company had itself incurred the obligation or liability; and no suit, action, or other proceeding then pending before any court or tribunal in which either the Bank or the Subsidiary is a party shall be deemed to have abated or been discontinued by reason of the Merger, but the same may be prosecuted to final judgment in the same manner as if said corporation had not entered into this Plan, or the Surviving Company may be substituted in the place of either corporation by order of the court in which such action, suit or proceeding may be pending. The Surviving Company may be sued in any court having jurisdiction, upon any cause of action against the Subsidiary or the Bank, in the same manner as if such cause of action had originated against the Surviving Company.

6.  FURTHER ACTIONS
    ---------------

     From time to time, as and when requested by the Surviving Company, or by its successors or assigns, the Bank and the Subsidiary shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Company, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Company, and its successors and assigns, title to and possession of all the property, rights, trusts, powers, duties and obligations referred to in Section 5 hereof and otherwise to carry out the intent and purposes of this Reorganization Plan.

7.  REDEMPTION OF HOLDING COMPANY SHARES
    ------------------------------------

     On the Effective Date, the Holding Company shall redeem the 50 shares of Holding Company Common Stock issued upon its organization for the $250 paid to the Holding Company for such shares, so that upon consummation of the Merger the outstanding shares of Holding Company Common Stock shall consist solely of the shares to be issued by the Holding Company upon the conversion and exchange of shares of Bank Common Stock.

8.  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER
    --------------------------------------------------

     This Plan is subject to, and consummation of the Merger is conditioned upon, the fulfillment prior to the Effective Date of each of the following conditions:

     (a) Approval of this Plan by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Bank and at least two-thirds of the outstanding voting shares of the Subsidiary; and

     (b) Procurement of any action, consent, approval or ruling, governmental or otherwise, including without limitation the approval of the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve system (or its lawful delegate) and the Federal Deposit Insurance Corporation which is, or in the opinion of counsel may be, necessary to consummate the Merger and to permit or enable the Surviving Company, upon and after the Merger, to conduct all or any part of the business activities being conducted by the Bank as of the time of the Merger, in the manner in which such activities and business are then conducted.

9.  TERMINATION
    -----------

In the event that:

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     (a)  The number of shares of capital stock of the Bank voted against the
Merger, or in respect of which written notice is given purporting to dissent from the Merger, shall make consummation of the Merger unwise in the opinion of either the Board of Directors of the Bank, the Subsidiary or the Holding Company; or

     (b) Any action, suit, proceeding, or claim has been instituted, made, or threatened relating to the proposed merger which shall make consummation of the Merger inadvisable in the opinion of either the Board of Directors of the Bank, the Subsidiary or the Holding Company; or

     (c) Any action, consent, approval, opinion or ruling, governmental or otherwise, required to be provided by paragraph (b) of Section 8 of this Reorganization Plan shall not have been obtained; or

     (d) For any reason consummation of the Merger is inadvisable in the opinion of the Board of Directors of either the Bank, the Subsidiary or the Holding Company, notwithstanding favorable action on the Merger by the shareholders of either or both Constituent Corporations;

then this Plan may be terminated at any time prior to the issuance of a certificate of merger by the Secretary of State of Georgia in accordance with
Section 7-1-535(b) of the Financial Institutions Code. Termination shall be by written notice by either the Bank, the Subsidiary or the Holding Company to the other parties, authorized or approved by resolution adopted by the Board of Directors of the party giving the notice. Upon termination by written notice as provided in this Section 9, this Reorganization Plan shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Subsidiary, the Holding Company, or the directors, officers, employees, agents or shareholders of any of them.

10.  COUNTERPARTS; TITLE; HEADINGS
     -----------------------------

     This Reorganization Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein set out are for the convenience of reference only and shall not be deemed a substantive part of this Plan.

11.  AMENDMENT; ADDITIONAL AGREEMENTS
     --------------------------------

     At any time before or after approval and adoption by the respective shareholders of the Bank and the Subsidiary, this Plan (other than paragraphs
(a) and (b) of Section 4) may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to further the purposes of this Reorganization Plan, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Reorganization Plan, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; provided, however, that no such modification, amendment or supplement shall affect the rights of the shareholders of the Bank in a manner which is materially adverse to such shareholders in the judgment of the Board of Directors of the Bank.

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     IN WITNESS WHEREOF, the parties have caused this Plan of Reorganization and
Agreement of Merger to be executed by their duly authorized corporate officers, all as of the day and year first above written.


                                        GILMER COUNTY BANK
(BANK SEAL)

                                        By: /s/ Tracy R. Newton
                                           --------------------
ATTEST:                                    Tracy R. Newton
                                           President

  /s/ Joseph C. Hensley
-----------------------
Joseph C. Hensley
Assistant Secretary


                                        APPALACHIAN BANCSHARES, INC.


                                        By: /s/ Tracy R. Newton
                                           ------------------------------------
ATTEST:                                    Tracy R. Newton
                                           President

 /s/ Joseph C. Hensley
----------------------
Joseph C. Hensley
Assistant Secretary


                                        GILMER INTERIM, INC.


                                        By: /s/ Tracy R. Newton
                                           -------------------------------------
ATTEST:                                    Tracy R. Newton
                                           President

 /s/ Joseph C. Hensley
----------------------
Joseph C. Hensley
Assistant Secretary